Exhibit 10.35

Virtual Radiologic Consultants, Inc.

Stock Purchase Plan

Virtual Radiologic Consultants, Inc.

Stock Purchase Plan

ARTICLE 6. STOCK PURCHASE AGREEMENTS		6

6.1)	Stock Purchase Agreements	6

6.2)	Terms and conditions	6

6.3)	Required Provisions

6.4)	Transferability	7

6.5)	Saturdays, Sundays and Holidays	8

ARTICLE 7. BENEFICIARY DESIGNATION		8

ARTICLE 8. RIGHTS OF PARTICIPANTS		8

8.1)	Participation	8

8.2)	No Implied Rights	9

ARTICLE 9. AMENDMENT, MODIFICATION, AND TERMINATION		9

9.1)	Amendment, Modification, and Termination	9

9.2)	Awards Previously Granted	9

ARTICLE 10. PHYSICIAN CONTRACTORS: NON-COMPETITION, CONFIDENTIALITY		9

10.1)	General	9

10.2)	Prohibition on Competition	9

10.3)	Exceptions to Limitations	10

10.4)	Extension of Time	10

ARTICLE 11. GOVERNMENT REGULATION AND REGISTRATION OF SHARES		10

11.1)	General	10

11.2)	Compliance as an SEC Registrant	11

ARTICLE 12. SUCCESSORS		11

ARTICLE 13. RIGHTS AND OBLIGATIONS RESPECTING SHARES		11

13.1)	Rights as Shareholder	11

13.2)	No Obligation to Maintain Relationship	11

13.3)	Withholding Taxes	11

13.4)	Purchase for Investment; Rights of Holder on Subsequent Registration	12

13.5)	Restrictions on Sales of Shares	12

13.6)	Right of First Refusal/Call Option	12

13.7)	Return/Resale of Shares	13

ARTICLE 14. REQUIREMENTS OF LAW		13

14.1)	Requirements of Law	13

14.2)	Governing Law	14

VIRTUAL RADIOLOGIC CONSULTANTS, INC.

STOCK PURCHASE PLAN

ARTICLE 1.

ESTABLISHMENT, PURPOSE, AND DURATION

1.1) Establishment of the Plan. This plan, known as the “Virtual Radiologic Consultants, Inc. Stock Purchase Plan,” is established effective January 2, 2004, to authorize, offer and facilitate the sale of Shares of the Company to selected officers, employees and Contractors of the Company, its Subsidiaries and Affiliated Companies.

1.2) Purpose of the Plan. The purpose of the Plan is to promote the success of the Company and its Subsidiaries and Affiliated Companies by facilitating the ability of officers, employees and Contractors of the Company and its Subsidiaries and Affiliated Companies to acquire ownership interests in the Company, thereby linking their interests to the long-term financial success of the Company and its Subsidiaries and Affiliated Companies, and to growth in shareholder value.

1.3) Duration of the Plan. The Plan will commence on the effective date set forth in Section 1.1, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

2.1) Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

(a) “Affiliated Company” means a business entity with which the Company has a contractual relationship for the mutual provision of goods or services, and which the Board has designated as an Affiliated Company for purposes of the Plan. As of the Effective Date of the Plan, Virtual Radiologic Professionals, PLC is designated as an Affiliated Company.

(b) “Board” or “Board of Directors” means the Board of Directors of the Company.

(c) “Cause” shall include but not be limited to: (i) material breach of any agreement entered into between the Participant and the Company, a Subsidiary or an Affiliated Company; (ii) misappropriation of the Company’s, Subsidiary’s or Affiliated Company’s property, fraud, embezzlement, breach of fiduciary duty, other acts of dishonesty against the Company, a Subsidiary or an Affiliated Company; (iii) conviction of any felony or crime involving moral turpitude; or (iv) failure to fully and strictly abide by the restrictions on competition and the obligations of confidentiality set forth in Article 10 hereof.

(d) “Change in Control” shall occur upon: (i) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) first becoming, after the effective date of the Plan, the “beneficial owner” (as defined in Rule 13(d) under the Exchange Act) directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s outstanding securities, or (ii) any other event which the Committee determines in its discretion, on an event-by-event basis, shall constitute a Change in Control for purposes of the Plan.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f) “Committee” means a committee consisting of not less than two members of the Board of Directors of the Company. The term “Committee” shall refer to the Board of Directors of the Company during such times as no committee is appointed by the Board of Directors and during such times as the Board of Directors is acting in lieu of the Committee.

(g) “Company” means Virtual Radiologic Consultants, Inc., a Minnesota corporation, or any successor thereto as provided in Article 12.

(h) “Confidential Information” means any trade secret or secrets, as defined by United States Code, Section 1839, and includes all information that has been designated by the Company, a Subsidiary or an Affiliated Company as confidential information.

(i) “Contractor” means an individual who is an agent of the Company, a Subsidiary or an Affiliated Company or is retained as an independent contractor to provide consulting or other services to the Company, a Subsidiary or an Affiliated Company, and who is not an employee of the Company or any Subsidiary or Affiliated Company. “Contractor” shall include Physician Contractors. Unless otherwise specified by an agreement in writing, a Contractor’s status as a Contractor shall for purposes of the Plan be deemed to have terminated at such time as the Committee shall determine.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(k) “Fair Market Value” means the price per Share of the common Stock of the Company determined as follows: (i) if the security is listed for trading on one or more national securities exchanges or is quoted on the Nasdaq National Market System (“Nasdaq NMS”), the reported last sales price on such principal exchange or system on the date in question (if such security shall not have been traded on such principal exchange or on the Nasdaq NMS on such date, the reported last sales price on such principal exchange or on Nasdaq NMS on the first day prior thereto on which such security was so traded); or (ii) if the security is not listed for trading on a national securities exchange and is not quoted on Nasdaq NMS but is quoted on the Nasdaq Small Cap System or is otherwise traded in the over-the-counter market, the mean of the highest and lowest bid prices for such security on the date in question (if there are no such bid prices for such security on such date, the mean of the highest and lowest bid prices on the most recent day prior thereto (not to exceed ten (10) days prior to the date in question) on

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which such prices existed); or (iii) if neither (i) nor (ii) is applicable, by any means deemed fair and reasonable by the Committee, which determination shall be final and binding on all parties.

(l) “Family Member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the participant) control the management of assets, and any other entity in which these persons (or the participant) own more than fifty percent of the voting interests.

(m) “Participant” means an officer, employee or Contractor of the Company, a Subsidiary or an Affiliated Company (including a Physician Contractor) who, with the Company, is a party to a Stock Purchase Agreement.

(n) “Physician Contractor” means a physician who is a Contractor of the Company, a Subsidiary or an Affiliated Company, and who provides radiology or radiology related services to or on behalf of the Company, a Subsidiary or an Affiliated Company.

(o) “Plan” means this Virtual Radiologic Consultants, Inc. Stock Purchase Plan.

(p) “Securities Act” means the Securities Act of 1933, as amended from time to time.

(q) “Subsidiary” means any company in an unbroken chain of companies beginning with the Company, if, at the time of granting the Award, each of the companies other than the last company in the chain owns stock and/or other securities possessing more than fifty percent (50%) of the total combined voting power of all classes of stock and/or other securities in one of the other companies in such chain. The term shall include any Subsidiaries which become such after adoption of this Plan.

(r) “Stock” or “Shares” means the common shares, par value $.01 per share of the Company, and includes any equivalents thereof in accordance with Section 4.3.

(s) “Stock Purchase Agreement” or “Agreement” means, in accordance with Section 3.6, a legally binding written agreement between the Company and a Participant under which the Company agrees to sell, and the Participant agrees to buy, a specified number of Shares of the Company at the Fair Market Value of such Shares on the date of sale, in accordance with the terms and conditions stated in the Agreement.

2.2) Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

2.3) Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

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ARTICLE 3.

ADMINISTRATION

3.1) The Committee. The Plan shall be administered by the Committee, the members of which shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

3.2) Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full power and discretion to construe, interpret, establish, amend or waive rules for its administration, and to require, establish, waive, compromise, revise, amend or interpret any condition or provision of any Stock Purchase Agreement.

3.3) Selection of Participants. Subject to the provisions of Section 5.2, the Committee shall have the authority to enter into Stock Purchase Agreements from time to time with such officers, employees and Contractors of the Company and its Subsidiaries and Affiliated Companies as it may select. Without amending the Plan, the Committee may enter into Stock Purchase Agreements with eligible individuals who are foreign nationals on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modification, amendments, procedures, subplans, and the like as may be necessary or advisable to comply with provisions of laws in other countries in which the Company operates or has employees.

3.4) Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive and binding on all persons, including the Company and its Subsidiaries and Affiliated Companies, its stockholders, employees, and Participants and their estates, beneficiaries and transferees, and such determinations and decisions shall not be reviewable.

3.5) Procedures of the Committee. All determinations of the Committee shall be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present. A majority of the entire Committee shall constitute a quorum for the transaction of business. Any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a unanimous written consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee. Service on the Committee shall constitute service as a director of the Company so that members of the Committee shall be entitled to indemnification, limitation of liability and reimbursement of expenses with respect to their services as members of the Committee to the same extent that they are entitled under the Company’s Articles of Incorporation and Minnesota law for their services as directors of the Company.

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ARTICLE 4.

STOCK SUBJECT TO THE PLAN

4.1) Number of Shares. Subject to adjustment as provided in Section 4.3, the aggregate number of Shares that may be sold and delivered under the Plan shall not exceed Eight Hundred Thousand (800,000) Shares.

4.2) Reavailability of Shares. If for any reason the Company fails to complete a sale, or a Participant fails to complete a purchase, of Shares under the terms of a Stock Purchase Agreement, or if any Shares are re-acquired by the Company in accordance with Section 13.6 or 13.7, such Shares shall remain available for sale under other Stock Purchase Agreements under the Plan.

4.3) Adjustments in Authorized Shares.

(a) In the event that the outstanding Shares of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another company by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split, reverse stock split, combination of shares or dividends payable in capital stock, an appropriate adjustment shall be made in the number and kind of Shares which may be sold under the Plan such that the proportionate interest of each Participant to be purchased under each Stock Purchase Agreement shall be maintained as before the occurrence of such event.

(b) If the Company is a party to a merger, consolidation, reorganization, or similar corporate transaction and if, as a result of that transaction, its Shares are exchanged for (i) other securities of the Company and/or (ii) securities of another company which has assumed the Company’s obligations to sell shares under Stock Purchase Agreements, then each Participant shall be entitled and obligated (subject to the conditions stated herein), in respect of that Participant’s Agreement, to purchase such other securities of the Company or of such other company as are sufficient in the determination of the Committee to ensure that the value of the Shares subject to the Agreement immediately before the corporate transaction is substantially equivalent to the value of such other shares or securities immediately after the transaction.

(c) Upon the happening of any such corporate transaction, the class and aggregate number of Shares which have been heretofore or may be hereafter sold under the Plan shall be appropriately adjusted to reflect the events specified in this Section 4.3.

ARTICLE 5.

ELIGIBILITY AND PARTICIPATION

5.1) Eligibility. The Committee may enter into one or more Stock Purchase Agreements with any officer, employee or Contractor of the Company, a Subsidiary, or an Affiliated Company. No person shall have any right to be eligible to enter into a Stock Purchase Agreement under this Plan even if he or she was previously a Participant and a party to a Stock

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Purchase Agreement. Without amending the Plan, the Committee may enter into Stock Purchase Agreements with eligible individuals who are foreign nationals on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and in furtherance of such purposes, the Committee may make such modification, amendments, procedures, subplans, and the like as may be necessary or advisable to comply with provisions of laws in other countries in which the Company operates or has employees.

5.2) Actual Participation.

(a) An officer, employee or Contractor of the Company, a Subsidiary or an Affiliated Company shall become a Participant under the Plan as of the effective date of the Stock Purchase Agreement to which he or she is a party, and shall remain a Participant for the period that any provisions of the Plan or Agreement remain in effect with respect to such person.

(b) Each Participant’s eligibility to enter into a Stock Purchase Agreement, and to purchase Shares under the provisions of the Agreement and the Plan, shall be in connection with and in consideration of the provision of services by such Participant to or for the Company, a Subsidiary or an Affiliated Company, whether pursuant to a written agreement for such services or otherwise.

(c) The termination of a Participant’s status as an officer, employee or Contractor of the Company, a Subsidiary or an Affiliated Company for any reason at any time prior to the Company’s receipt of full and timely payment of the purchase price for the shares as set forth in the Stock Purchase Agreement shall be treated as, and deemed to be, a default in full and timely payment in accordance with Section 6.3 of this Plan.

ARTICLE 6.

STOCK PURCHASE AGREEMENTS

6.1) Stock Purchase Agreements. Stock Purchase Agreements shall be in writing, be signed by an officer of the Company and by the Participant, and be legally binding on the Company and the Participant.

6.2) Terms and Conditions. Each Stock Purchase Agreement shall obligate the Company to sell, and the Participant to purchase, the number of Shares specified in the Agreement at the Fair Market Value of such Shares on the date(s) stated in the Agreement.

6.3) Required Provisions. Each Stock Purchase Agreement shall set forth (a) the number of shares being sold and purchased, (b) the total purchase price, (c) the purchase price per share, (d) the duration of time over which the total purchase price must be paid, and (e) a payment schedule showing the due dates of each installment to be paid. The Agreement shall provide that no Shares shall be issued until full and timely payment of the total purchase price has been received by the Company. The Agreement shall also provide that in the event of (a) Employee’s termination of employment by the Company for any reason (other than death or disability) or (b) Employee’s default in full and timely payment of the purchase price, then the

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Company shall have the election either to (i) terminate and rescind the Stock Purchase Agreement, refund all payments theretofore made without interest and retain the shares or (ii) terminate the Stock Purchase Agreement, retain all sums theretofore paid thereunder, and issue a number of shares equal to the total amount received divided by the purchase price per share. In the event of Employee’s termination of employment by the Company for death or disability, then Employee or Employee’s lawful heir or representative, as the case may be, elect be whether (y) to pay the theretofore unpaid balance of the total purchase price in a single lump sum and receive the total number of Shares provided in the Stock Purchase Agreement or (z) to not pay the theretofore unpaid balance of the total purchase price and accept only the number of shares theretofore paid. Either such election must be made and performed within six (6) months following the event of disability or death. In the absence of election, the Company may treat the termination as a termination for reasons other than death or disability. The Company shall not issue any partial shares, but shall refund any excess payment received in an amount that is less than the price of one full share.

The Agreement shall contain such other terms and conditions as to which the Committee and the Participant may agree, and shall incorporate this Plan by reference into each Agreement. Terms and conditions may differ between Participants and between Agreements.

6.4) Transferability. Each Stock Purchase Agreement shall be transferable:

(1)	by a Participant to a Family Member of the Participant (or to a trust in which the Participant’s Family Member or Family Members have more than fifty percent (50%) of the beneficial interest) by a bona fide gift or pursuant to a domestic relations order in settlement of marital property rights;

(2)	by will or pursuant to the laws of descent and distribution;

(3)	as otherwise permitted pursuant to the rules or regulations adopted by the Securities and Exchange Commission (“SEC”) under the Securities Act or the interpretations of such rules and regulations as announced by the SEC from time to time; or

(4)	as otherwise permitted by the Committee and provided in the Agreement.

Any permitted transfer shall be effective only when accepted by the Company subject to the Company receiving documentation reasonably satisfactory to it of such gift, transfer pursuant to domestic relations order, or transfer pursuant to will or pursuant to the laws descent and distribution. Upon effectiveness of any permitted transfer, the rights and obligations the Participant under the Agreement shall accrue only by the permitted transferee or such transferee’s guardian or legal representative. Except as permitted by this subsection, no Stock Purchase Agreement shall be further transferred, assigned or pledged in any way (whether by operation of law or otherwise), or be subject to execution, attachment or similar process. Upon any attempt to so further transfer, further assign, pledge, or otherwise further dispose of an Agreement, or of any right or privilege conferred thereby, contrary to the provisions of the Agreement or the Plan, or upon levy

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of any attachment or similar process upon such rights and privileges, the Agreement, and such rights and privileges, shall immediately become voidable at the election of the Committee. No permitted transfer shall cause any change in the terms of any Agreement except the identity of the person(s) entitled to purchase Shares pursuant thereto. Without limiting the generality of the foregoing, the Committee may provide under the terms of an Agreement that the Agreement shall be subject to termination upon such Participant’s termination as an employee or Contractor of the Company, a Subsidiary or Affiliated Company, or the death or Disability of the Participant without reference to the employment, death or Disability of any permitted transferee. In the event of any transfer, the rights and obligations of the Company with respect to the Participant shall become rights and obligations of the Company with the transferee and references to the Participant in this Plan or in an Agreement shall, unless the context otherwise requires, refer to the transferee.

(b) The Committee may impose such restrictions on any Shares acquired pursuant to a Stock Purchase Agreement as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such Shares are then listed and under any blue sky or state securities laws applicable to such Shares.

6.5) Saturdays, Sundays and Holidays. When a date referenced in a Stock Purchase Agreement falls on a Saturday, Sunday or other day when the Company’s general office is closed, the date referenced will revert back to the day prior to such date.

ARTICLE 7.

BENEFICIARY DESIGNATION

Each Participant may name a beneficiary or beneficiaries (who may be named contingently or successively and who may include a trustee under a will or living trust) to purchase, or complete the purchase of Shares under a Stock Purchase Agreement in the event of the Participant’s death prior to the completed purchase of all such Shares. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation or if all designated beneficiaries predecease the Participant, the party to purchase, or complete the purchase of, such Shares shall be determined pursuant to the Participant’s will or by the laws of descent and distribution.

ARTICLE 8.

RIGHTS OF PARTICIPANTS

8.1) Participation. No officer, employee or Contractor of the Company, a Subsidiary, or an Affiliated Company shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

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8.2) No Implied Rights. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or a Stock Purchase Agreement. Except as expressly provided in this Plan or a Stock Purchase Agreement, neither the Company nor any of its Subsidiaries or Affiliated Companies shall have any obligation to any Participant, beneficiary, or other person or entity under the Plan.

ARTICLE 9.

AMENDMENT, MODIFICATION, AND TERMINATION

9.1) Amendment, Modification, and Termination. This Plan shall terminate at such time as the Board of Directors may determine. Any termination shall not affect any Stock Purchase Agreements then outstanding under the Plan. At any time and from time to time, the Board may amend or modify the Plan. If the approval of the shareholders of the Company is required by the Code, by the insider trading rules of Section 16 of the Exchange Act, by any national securities exchange or system on which the Stock is then listed or reported (such as Nasdaq), or by any regulatory body having jurisdiction with respect hereto, no amendment or modification which increases the total amount of Stock which may be issued under this Plan (except as provided in Section 4.3) shall be effective prior to the date that such amendment or modification has been approved by both the Board and the shareholders of the Company.

9.2) Awards Previously Granted. No termination, amendment or modification of the Plan shall, other than pursuant to Section 4.3 hereof, in any manner adversely affect any Stock Purchase Agreement previously entered into under the Plan, without the written consent of the Committee and the Participant.

ARTICLE 10.

NON-COMPETITION, CONFIDENTIALITY

10.1) General. In partial consideration for the Company’s consent to enter into a Stock Purchase Agreement with a Participant, and notwithstanding any conflicting or incompatible terms, provisions or limitations in any other contract or agreement between the Participant and the Company, a Subsidiary or an Affiliated Company, the Participant agrees to be subject to the limitations and provisions set forth in this Article 10.

10.2) Prohibition on Competition. During the term of any contract or agreement between the Company and a Participant which establishes the Participant’s eligibility for participation hereunder, and for two years following the termination or expiration of such term, whether voluntarily or involuntarily, a Participant shall not, either directly or indirectly:

(a) induce or attempt to induce any person who is employed by or otherwise engaged to perform services for or on behalf of the Company, a Subsidiary or an Affiliated Company to cease performing services for the Company, a Subsidiary or an Affiliated Company, or to perform services for another corporation or business entity; or

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(b) induce or attempt to induce any customer, client, vendor, or supplier of the Company, a Subsidiary or an Affiliated Company to cease doing business with the Company, a Subsidiary or an Affiliated Company; or

(c) engage or participate, either individually or as an employee, contractor, consultant, principal, owner, partner, agent, trustee, officer, director or shareholder of a corporation, partnership or other business entity, in any business which either competes with the Company, a Subsidiary or an Affiliated Company or engages in any line of business which the Company, a Subsidiary or an Affiliated Company has entered or internally announced an intention to enter (including, without limitation in either event, the provision of radiology services through the Internet to medical providers) at any time that such person directly or beneficially owns any Shares in the Company; or

(d) use or disclose to any person any Confidential Information for any purpose.

10.3) Exceptions to Limitations. Notwithstanding the foregoing, nothing in this Article 10 shall be deemed to preclude:

(a) a Participant from holding less than one half percent (0.5%) of the outstanding capital stock of any corporation required to file periodic reports with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and the securities of which are listed on any national securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System or traded on the over-the-counter market; or

(b) a Participant who is a Physician Contractor or former Physician Contractor from practicing medicine in any State of the United States in the practice of radiology, if the practice is (i) performed locally within that State and (ii) less than 5% of the work load of the current or former Physician Contractor, or of a practice of which he or she is a partner, employee or independent contractor, consists of interstate teleradiology. For purposes hereof, “interstate teleradiology” means the electronic transmission of radiographs from the state in which created to another state for purposes of interpretation or diagnosis.

10.4) Extension of Time. The period of time set forth is Section 10.2 during which a Physician Contractor or former Physician Contractor is prohibited from engaging in certain activities or obligated to undertake certain actions pursuant to the terms of the agreement described in section 10.2 shall be extended by the length of time during which such person is in breach of such agreement.

ARTICLE 11.

GOVERNMENT REGULATION AND REGISTRATION OF SHARES

11.1) General. The Plan, each Stock Purchase Agreement, and all sales of Shares pursuant thereto shall be subject to all applicable Federal and state laws, rules and regulations and to the approvals of any regulatory or governmental agency as may be required.

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11.2) Compliance as an SEC Registrant. The obligations of the Company with respect to the Plan and each Stock Purchase Agreement shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including without limitation, the Securities and Exchange Commission, and the rules and regulations of any securities exchange or association on which the Company’s common stock may be listed or quoted. If and when the common stock of the Company is registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (a) to maintain a registration statement in effect under the Securities Act with respect to all Shares of the applicable class or series of Stock that may be issued to Participants under the Plan and (b) to file in a timely manner all reports required to be filed by it under the Exchange Act.

ARTICLE 12.

SUCCESSORS

All obligations of the Company under the Plan and each Stock Purchase Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company. All obligations of a Participant under the Plan and a Stock Purchase Agreement shall be binding on any transferee.

ARTICLE 13.

RIGHTS AND OBLIGATIONS RESPECTING SHARES

13.1) Rights as Shareholder. A Participant who is a party to a Stock Purchase Agreement shall not have any rights of a shareholder of the Company pending the completion of the purchase of Shares pursuant to the provisions of the Plan and the Agreement.

13.2) No Obligation to Maintain Relationship. Nothing in the Plan or in any Stock Purchase Agreement entered into pursuant hereto shall be construed to confer upon a Participant any right to employment or service as a consultant or Contractor or interfere in any way with the right of the Company, Subsidiary or Affiliated Employer, as applicable, to terminate his or her relationship at any time.

13.3) Withholding Taxes. Whenever Shares are to be sold under the Plan, and prior to the delivery of any certificate or certificates for said Shares by the Company, the Company, Subsidiary or Affiliated Company, as applicable, shall have the right to require the Participant to remit an amount sufficient to satisfy any federal and state withholding or other taxes resulting therefrom. In the event that withholding taxes are not paid by the date of purchase, to the extent permitted by law, the Company, Subsidiary or Affiliated Company, as applicable, shall have the right, but not the obligation, to cause such withholding taxes to be satisfied by reducing the number of Shares deliverable or by offsetting such withholding taxes against amounts otherwise due to the Participant as compensation, fees or otherwise. If withholding taxes are paid by reduction of the number of Shares deliverable to Participant, such Shares shall be valued at the Fair Market Value as of the business day preceding the date of purchase.

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13.4) Purchase for Investment; Rights of Holder on Subsequent Registration. Unless the Shares to be issued have been effectively registered under the Securities Act, the Company shall be under no obligation to sell any such Shares unless a Participant who is an individual shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he is acquiring the Shares to be sold to him for his own account as an investment and not with a view to, or for sale in connection with, the distribution of any such Shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act, or any other applicable law, and that if Shares are sold without such registration a legend to this effect may be endorsed on the securities so issued and a “stop transfer” restriction may be placed in the stock transfer records of the Company. In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the Securities Act or other applicable statutes any such Shares, or to qualify any such Shares for exemption from the Securities Act or other applicable statutes, then the Company shall take such action at its own expense and may require from each participant such information in writing for use in any registration statement, prospectus, preliminary prospectus, or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damages, and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances under which they were made.

13.5) Restrictions on Sales of Shares. Notwithstanding provisions of this Plan to the contrary, the Company may delay the sale of Shares and the delivery of a certificate for such Shares until one of the following conditions shall be satisfied:

(a) The Shares are at the time of the sale effectively registered under applicable Federal and state securities acts as now in force or hereafter amended; or

(b) A no-action letter in respect of the sale or issuance of such Shares shall have been obtained by the Company from the Securities and Exchange Commission and any applicable state securities commissioner; or

(c) Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such Shares are exempt from registration under applicable federal and state securities acts as now in force or hereafter amended. It is intended that all sales of Shares shall be effective, and the Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to cause a registration statement or a post-effective amendment to any registration statement to be prepared at its expense solely for the purpose of covering the sale of Shares in respect of any Stock Purchase Agreement.

13.6) Right of First Refusal/Call Option. Subject to the provisions of this Section 12.6, the Company shall have the right of first refusal, but not the obligation, to repurchase any Shares acquired by a Participant as a result of any Stock Purchase Agreement. Subject to the provisions

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of this Section 13.6, the Company shall have a call option, whether in connection with a Change in Control or otherwise, to repurchase any Shares acquired by a Participant as a result of any Stock Purchase Agreement. The price to be paid by the Company therefore, upon exercise of a right of first refusal or call option, shall be the Fair Market Value of the Shares on the last business day preceding the repurchased date stated in the Company’s notice of exercise to the Participant. The Company may exercise its right of first refusal or call option by written notice of exercise to the Participant no less than thirty (30) days prior to the date of repurchase stated in the notice. The Company shall deliver payment for the Shares to the Participant against the concurrent delivery of certificates, or other evidence satisfactory to the Company, representing the Shares.

The Company’s right of first refusal and call option shall lapse and be of no further force and effect when the Company first becomes required to file periodic reports with respect to a class of equity securities in accordance with the requirements of Section 13(a) or 15(g) of the Securities Exchange Act of 1934.

The provisions of this Section 13.6 shall survive the termination of the Plan.

13.7) Return/Resale of Shares. If a Participant’s position as an employee or Contractor of the Company, a Subsidiary, or of an Affiliated Company terminates for Cause or if a Participant otherwise breaches any obligation described in Section 10.2 of the Plan, then in either such event any Shares which the Participant may have purchased pursuant to a Stock Purchase Agreement shall, at the election of the Committee, be assigned and returned to the Company, and the amount paid by the Participant for such Shares shall be refunded to the Participant; provided, however, that if the Participant shall have already sold, transferred or otherwise disposed of the Shares, the Participant shall, at the Committee’s election, pay to the Company an amount equal to the greater of (a) the Fair Market Value of the Shares on the date of Participant’s sale, transfer or other disposition of the Shares, or (b) the excess, if any, of (i) the price received by the Participant upon such sale, transfer or other disposition, over (ii) the amount paid by the Participant to purchase the Shares.

The provisions of this Section 13.7 shall survive the termination of the Plan.

ARTICLE 14.

REQUIREMENTS OF LAW

14.1) Requirements of Law. The sale and issuance of Shares under this Plan and all Stock Purchase Agreements shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

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14.2) Governing Law. The Plan, and all Stock Purchase Agreements and other agreements hereunder, to the extent not covered by Federal law, shall be construed in accordance with and governed by the laws of the State of Minnesota without giving effect to the principles of the conflicts of laws.

VIRTUAL RADIOLOGIC CONSULTANTS, INC.

By:	/s/ Sean O. Casey
Its:	CEO

Adopted by Directors effective January 2, 2004

Approved by Shareholders: December 1, 2004

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AMENDMENT NO. 1

TO

VIRTUAL RADIOLOGIC CONSULTANTS, INC.

STOCK PURCHASE PLAN

This AMENDMENT NO. 1 to the Virtual Radiologic Consultants, Inc. Stock Purchase Plan dated January 2, 2004 is made this 2 day of May, 2005. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Plan.

WHEREAS, the Company, formerly a Minnesota corporation, reincorporated by merging with and into a Delaware corporation on May 2, 2005 (the "Reincorporation"); and

WHEREAS, in connection with the Reincorporation the Company desires to amend the Plan as set forth herein.

NOW, THEREFORE, the Company hereby amends and modifies the following sections, paragraphs, and terms of the Plan in the following respects:

1.	Section 1.1 is deleted in its entirety, and the following is substituted in its place:

"Establishment of the Plan. This plan, known as the "Virtual Radiologic Consultants, Inc. 2005 Stock Purchase Plan," is established effective January 2, 2004, to authorize, offer and facilitate the sale of Shares of the Company to selected officers, employees and Contractors of the Company, its Subsidiaries and Affiliated Companies."

2.	Section 2.1(g) is deleted in its entirety, and the following is substituted in its place:

"'Company' means Virtual Radiologic Consultants, Inc., a Delaware corporation, or any successor thereto as provided in Article 12."

3.	Section 2.1(o) is deleted in its entirety, and the following is substituted in its place:

"Plan' means this Virtual Radiologic Consultants, Inc. 2005 Stock Purchase Plan.

4	Section 2.1(r) is deleted in its entirety, and the following is substituted in its place:

"'Stock' or 'Shares' means the shares of common stock, par value $0.001 per share, of the Company, and includes any equivalents thereof in accordance with Section 4.3."

5.	Section 3.5 is deleted in its entirety, and the following is substituted in its place:

"Procedures of the Committee. All determinations of the Committee shall be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present. A majority of the entire Committee shall constitute a quorum for the transaction of business. Any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a unanimous written consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee.

Virtual Radiologic Consultants, Inc., a Delaware corporation

By:	/s/ Sean O. Casey, M.D.
Its:	CEO

Adopted by the Board of Directors of the Company effective: May 2, 2005

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